SONIC SOLUTIONS
POWER OF ATTORNEY TO
EXECUTE DOCUMENTS
REQUIRED PURSUANT TO
THE SECURITIES EXCHANGE ACT OF 1934


The undersigned, hereby constitutes
Julie Murray and A. Clay Leighton,
and each of them with full power
of substitution, to execute in
the name and on behalf of
the undersigned any and
all documents and
reports required to be
filed on behalf of
the undersigned in his
or her capacity as and officer,
director or 10% shareholder
of Sonic Solutions pursuant to the
Securities Exchange Act of 1934 and the
respective rules and regulations promulgated thereunder, specifically including SEC
Forms 3, 4 and 5.

This Power of Attorney shall be effective until revoked by the undersigned by a writing delivered to the above named attorneys-in-fact at the following address:

Julie Murray
Sonic Solutions
101 Rowland Way
Novato, California 94501


IN WITNESS WHEREOF, the undersigned
has executed
this Power of Attorney as of
this 14th day of May, 2003.



/s/ Robert M. Greber